UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2006

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 6, 2006, Avanex Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain buyers who are parties to the Purchase Agreement for the sale of 24,075,000 shares of common stock at a price per share of $2.00 for an aggregate purchase price of approximately $48,150,000 million. Investors purchasing shares of the Company’s common stock (the “Investors”) will also receive warrants to purchase initially up to an aggregate of 7,222,500 shares of common stock at an exercise price of $2.73 per share.

In connection with the offering, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”), with Banc of America Securities LLC, (“BAS”) whereby BAS has agreed to act as an exclusive placement agent in connection with the transaction, and the Company will pay BAS a fee of 6% of all proceeds received by the Company.

The Company is making the sale pursuant to a shelf registration statement on Form S-3 (file number 333-117443) declared effective by the Securities and Exchange Commission on July 28, 2004 (the “Registration Statement”).

Attached hereto as Exhibits 1.1, 4.1 and 10.1 and incorporated herein by reference are copies of the Placement Agency Agreement, form of warrant and Purchase Agreement, respectively. This Current Report is being filed in part for the purpose of incorporating such exhibits by reference into the Registration Statement.

In connection with the offering, on March 6, 2006, Avanex and Computershare Trust Company, N.A., formerly known as Equiserve Trust Company, N.A. (the “Rights Agent”) executed an amendment (the “Amendment”) to the Preferred Stock Rights Agreement dated as of July 26, 2001, as amended on March 18, 2002, May 12, 2003 and May 16, 2005, between Avanex and the Rights Agent (the “Rights Agreement”). The Amendment, among other things, provides that, notwithstanding anything in the Rights Agreement that might otherwise be deemed to the contrary, none of the Investors, nor any of their “Affiliates” or “Associates,” (as defined in the Rights Agreement) shall be deemed to be an “Acquiring Person” (as defined in the Rights Agreement) solely by reason of (i) the approval, execution or delivery of, or the consummation of the transactions contemplated by, (A) the Purchase Agreement, including any amendment or supplement thereto, or (B) the form of warrant (together with the Purchase Agreement, the “Transaction Documents”); or (ii) the announcement or consummation of the Transaction Documents or the announcement or issuance of the Securities (as defined in the Purchase Agreement). The Amendment is filed as an exhibit to this report and is incorporated in this report by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of March 6, 2006, by and between Avanex Corporation and Banc of America Securities LLC.

4.1	Form of Warrant.

4.2	Fourth Amendment to the Preferred Stock Rights Agreement, dated as of March 6, 2006 between Avanex Corporation and Computershare Trust Company, N.A., formerly known as EquiServe Trust Company, N.A.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

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10.1	Securities Purchase Agreement, dated as of March 6, 2006, by and among Avanex Corporation and the buyers named therein.

99.1	Press Release, dated as of March 7, 2006, entitled “Avanex Announces $48 Million Common Stock Offering.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

	By:	/s/ TONY RILEY
Tony Riley
Chief Financial Officer
Date: March 7, 2006

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of March 6, 2006, by and between Avanex Corporation and Banc of America Securities LLC.

4.1	Form of Warrant.

4.2	Fourth Amendment to the Preferred Stock Rights Agreement, dated as of March 6, 2006 between Avanex Corporation and Computershare Trust Company, N.A., formerly known as EquiServe Trust Company, N.A.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Securities Purchase Agreement, dated as of March 6, 2006, by and among Avanex Corporation and the buyers named therein.

99.1	Press Release, dated as of March 7, 2006, entitled “Avanex Announces $48 Million Common Stock Offering.”

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